Exhibit 99.1
News Release
Axalta Coating Systems 2001 Market Street Suite 3600 Philadelphia, PA 19103 USA	Contact Christopher Mecray D +1 215 255 7970 Christopher.Mecray@axaltacs.com

For Immediate Release

Axalta Releases First Quarter 2017 Results

First Quarter 2017 Highlights:

•	Net sales of $1,007.8 million driven by volume growth of 8.9%, which includes 4.5% acquisition contribution

•	Net income attributable to Axalta of $64.1 million versus $30.9 million in Q1 2016; Adjusted net income attributable to Axalta of $63.1 million for Q1 2017 versus $43.0 million in Q1 2016

•	Adjusted EBITDA of $203.1 million versus $194.8 million in Q1 2016

•	Successfully completed two acquisitions; also announced the acquisition of Valspar’s North American industrial wood coatings business
PHILADELPHIA, PA, April 26, 2017 - Axalta Coating Systems Ltd. (NYSE:AXTA) (“Axalta”), a leading global coatings company, announced its financial results for the first quarter ended March 31, 2017.
“Axalta’s financial and operating performance has started the year well on plan, with top-line growth at the high end of our expectations and continued success in our operating, productivity and acquisition initiatives,” said Charles W. Shaver, Axalta’s Chairman and Chief Executive Officer. “We are thrilled by our agreement to purchase the industrial wood coatings business from Valspar and by the opportunity that this deal and others we have recently closed give us to further extend our growth and competitive position in Performance Coatings.”
First Quarter 2017 Consolidated Financial Results
First quarter net sales of $1,007.8 million were driven by volume growth of 8.9%, offset partly by 1.2% lower average selling prices and by a 2.2% negative foreign currency translation impact. Constant currency net sales increased 7.7% compared to the year-ago quarter, driven by volume growth. Acquisitions added 4.5% of the volume growth in the quarter. Net sales growth in the first quarter was positive in all regions and included volume growth in all regions and end markets.
We reported net income attributable to Axalta of $64.1 million for the first quarter of 2017 compared with net income attributable to Axalta of $30.9 million in Q1 2016. Adjusted net income attributable to Axalta of $63.1 million for the first quarter of 2017 increased 46.7% compared to $43.0 million in Q1 2016. Both net income attributable to Axalta and adjusted net income attributable to Axalta for Q1 2017 and Q1 2016 include benefits for excess tax benefits relating to share-based compensation of $5.8 million and $1.2 million, respectively. The retrospective adoption of ASU 2016-09 relating to share-based compensation is discussed below.
Adjusted EBITDA of $203.1 million for the first quarter increased 4.3% versus $194.8 million in Q1 2016. This result benefited from higher volumes, contribution from acquisitions, lower variable costs, and incremental savings from our productivity initiatives. These factors were partially offset by lower average selling prices, negative foreign currency translation and incremental operational expenditures to support planned growth.
Performance Coatings Results
Performance Coatings net sales were $586.4 million in Q1 2017, an increase of 8.0% year-over-year including a 3.0% unfavorable foreign currency translation impact. Constant currency net sales increased 11.0%, driven by strong volumes in the period. Acquisitions added 6.7% to volume growth in the quarter. Refinish end-market net sales increased 2.6% to $388.6 million in Q1 2017 (increased 5.7% excluding foreign currency translation), while our Industrial end-market net sales increased 20.4% to $197.8 million (increased 23.3% excluding foreign currency translation).

The Performance Coatings segment generated Adjusted EBITDA of $116.9 million in the first quarter, a 6.2% year-over-year increase. Contribution from acquisitions, organic volume growth and modest variable cost savings were partially offset by negative foreign currency translation and incremental operating expense to support growth initiatives. First quarter segment Adjusted EBITDA margin of 19.9% was largely consistent with 20.3% in the same quarter last year.
Transportation Coatings Results
Transportation Coatings net sales were $421.4 million in Q1 2017, an increase of 2.1% year-over-year including a 1.1% unfavorable foreign currency translation impact. Constant currency net sales increased 3.2% versus Q1 2016, driven largely by 6.1% volume growth, partially offset by a 2.9% negative price impact. Acquisitions added 1.5% to volume growth in the period.
Light Vehicle net sales increased 3.2% to $340.0 million year-over-year (increased 4.0% excluding foreign currency translation), driven principally by growth in Latin America. Commercial Vehicle net sales decreased 2.2% to $81.4 million versus last year (flat excluding foreign currency translation), as overall demand for both truck and non-truck end customers stabilized in North America and Latin America after a year of lower volumes.
Transportation Coatings generated Adjusted EBITDA of $86.2 million in Q1 2017, an increase of 1.8% versus Q1 2016, with positive volume and variable cost contributions largely offset by lower average pricing and ongoing operating expense increases to support planned growth. Segment Adjusted EBITDA margin of 20.5% in Q1 was consistent with the prior year’s first quarter.
Balance Sheet and Cash Flow Highlights
We ended the quarter with cash and cash equivalents of $439.1 million. Our debt, net of cash, was $2,868.2 million as of March 31, 2017, compared to $2,728.5 million at December 31, 2016. Cash use in the quarter included normal seasonal working capital outflows as well as the funding of $56.9 million for two acquisitions completed in January. Axalta made no open market purchases of its common stock in the first quarter.
First quarter operating cash flow was a use of $6.5 million versus a use of $13.3 million in the corresponding quarter of 2016, reflecting a stable seasonal operating result from both an operational and working capital perspective. Free cash flow, calculated as operating cash flow less capital expenditures, totaled a use of $38.8 million after capital expenditures of $32.3 million compared to a use of $53.6 million in the first quarter of 2016.
“Our first quarter financial performance was solid and puts us on track to achieve our full year guidance,” said Robert W. Bryant, Axalta’s Executive Vice President and Chief Financial Officer. “We are pleased that in the first quarter we posted solid sales growth inclusive of expected price reductions in certain areas, while closing on two incremental acquisitions in January as well as entering into the Valspar North American wood coatings purchase agreement which was signed subsequent to the quarter end. We also announced the authorization of our first share buyback program, which reflects our confidence in the cash generation of the business to fund operations, strategic growth initiatives and return for our shareholders.”
2016 Adoption of Share-based Compensation Expense Accounting Standard
During the three months ended December 31, 2016, Axalta early adopted ASU 2016-09, which addresses, among other items, the accounting for income taxes, calculations on diluted weighted average shares outstanding, and cash flow presentation relating to share-based compensation. The early adoption resulted in the recasting of previously issued quarterly financial statements, including an increase to net income attributable to Axalta by $1.2 million for the three months ended March 31, 2016. The impact of early adoption also increased Axalta's dilutive shares by 1.8 million shares for the three months ended March 31, 2016. Axalta will provide more detailed information regarding the impact of the early adoption and recasting of previously issued financial information in its quarterly report on Form 10-Q for the quarter ended March 31, 2017.

2017 Guidance Update
We are reconfirming our previous outlook for the full year 2017 which does not include the announced Industrial Wood Coatings business transaction:

•	Net sales growth of 1-3% as-reported; 4-6% ex-FX, including acquisition contribution of 2-3%

•	Adjusted EBITDA of $930-980 million

•	Interest expense of ~150 million

•	Income tax rate, as adjusted, of 22-24%

•	Free cash flow of $440-480 million

•	Capital expenditures of ~$160 million

•	Depreciation and amortization of ~$335 million

•	Diluted shares outstanding of 246-249 million
Conference Call Information
As previously announced, Axalta will hold a conference call to discuss its first quarter 2017 financial results on Wednesday, April 26th, at 8:00 a.m. ET. The U.S. dial-in phone number for the conference call is (877) 407-0784 and the international dial-in number is +1 (201) 689-8560. A live webcast of the conference call will also be available online at http://axalta.com/investorcall. For those unable to participate in the conference call, a replay will be available through May 3, 2017. The U.S. replay dial-in phone number is (844) 512-2921 and the international replay dial-in number is +1 (412) 317-6671. The replay passcode is 136 59 936.
Cautionary Statement Concerning Forward-Looking Statements
This release may contain certain forward-looking statements regarding Axalta and its subsidiaries including those relating to the impact of our acquisitions as well as our 2017 full year outlook, including net sales growth, Adjusted EBITDA, interest expense, income tax rate, as adjusted, free cash flow, capital expenditures, depreciation and amortization, and diluted shares outstanding. All of these statements are based on management’s expectations as well as estimates and assumptions prepared by management that, although they believe to be reasonable, are inherently uncertain. These statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of Axalta’s control that may cause its business, industry, strategy, financing activities or actual results to differ materially. More information on potential factors that could affect Axalta's financial results is available in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" section within Axalta's most recent annual report on Form 10-K, and in other documents that we have filed with, or furnished to, the U.S. Securities and Exchange Commission. Axalta undertakes no obligation to update or revise any of the forward-looking statements contained herein, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures
The historical financial information included in this presentation includes financial information that is not presented in accordance with generally accepted accounting principles in the United States (“GAAP”), including constant currency net sales growth, income tax rate, as adjusted, EBITDA, Adjusted EBITDA, free cash flow, net debt and Adjusted net income. Management uses these non-GAAP financial measures in the analysis of our financial and operating performance because they assist in the evaluation of underlying trends in our business. Adjusted EBITDA consists of EBITDA adjusted for (i) non-cash items included within net income, (ii) items Axalta does not believe are indicative of ongoing operating performance or (iii) nonrecurring or infrequent items that Axalta believes are not reasonably likely to recur within the next two years. We believe that making such adjustments provides investors meaningful information to understand our operating results and ability to analyze financial and business trends on a period-to-period basis. Adjusted net income shows the adjusted value of net income (loss) attributable to controlling interests after removing the items that are determined by management to be items that we do not consider indicative of our ongoing operating performance or unusual or nonrecurring in nature. Our use of the terms constant currency net sales growth, income tax rate, as adjusted, EBITDA, Adjusted EBITDA, free cash flow, net debt and Adjusted net income may differ from that of others in our industry. Constant currency net sales growth, income tax rate, as adjusted, EBITDA, Adjusted EBITDA, free cash flow, net debt and Adjusted net income should not be considered as alternatives to net sales, net income (loss), income (loss) before operations or any other performance measures derived in accordance with GAAP as measures of operating performance or operating cash flows or as measures of liquidity. Constant currency net sales growth, income tax rate, as adjusted, EBITDA, Adjusted EBITDA, free cash flow, net debt and Adjusted net income have important limitations as analytical tools and should be considered in conjunction with, and not as substitutes for, our results as reported under GAAP. This presentation includes a reconciliation of certain non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP. Axalta does not provide a reconciliation for non-GAAP estimates for constant currency net sales growth, Adjusted EBITDA, income tax rate, as adjusted, or free cash flow on a forward-looking basis because the information necessary to calculate a meaningful or accurate estimation of reconciling items is not available without unreasonable effort. For example, such reconciling items include the impact of foreign currency exchange gains or losses, gains or losses that are unusual or nonrecurring in nature, as well as discrete taxable events. We cannot estimate or project these items and they may have a substantial and unpredictable impact on our US GAAP results.
Segment Financial Measures
The primary measure of segment operating performance is Adjusted EBITDA, which is a key metric that is used by management to evaluate business performance in comparison to budgets, forecasts and prior year financial results, providing a measure that management believes reflects Axalta’s core operating performance. As we do not measure segment operating performance based on net income, a reconciliation of this non-GAAP financial measure with the most directly comparable financial measure calculated in accordance with GAAP is not available.
About Axalta Coating Systems
Axalta is a global leader in the coatings industry, providing customers with innovative, colorful, beautiful and sustainable coatings solutions. From light vehicles, commercial vehicles and refinish applications to electric motors, building facades and other industrial applications, our coatings are designed to prevent corrosion, increase productivity and enhance durability. With more than 150 years of experience in the coatings industry, the 13,000 people of Axalta continue to find ways to serve our more than 100,000 customers in 130 countries better every day with the finest coatings, application systems and technology. For more information, visit axaltacoatingsystems.com and follow us @axalta on Twitter.

Financial Statement Tables
AXALTA COATING SYSTEMS LTD.
Condensed Consolidated Statements of Operations (Unaudited)
(In millions, except per share data)
	Three Months Ended March 31,
	2017	2016
Net sales	$1,007.8	$955.6
Other revenue	5.9	6.0
Total revenue	1,013.7	961.6
Cost of goods sold	641.1	606.4
Selling, general and administrative expenses	225.3	219.1
Research and development expenses	15.6	12.6
Amortization of acquired intangibles	21.7	20.2
Income from operations	110.0	103.3
Interest expense, net	35.8	50.1
Other (income) expense, net	(1.6)	8.0
Income before income taxes	75.8	45.2
Provision for income taxes	9.9	13.4
Net income	65.9	31.8
Less: Net income attributable to noncontrolling interests	1.8	0.9
Net income attributable to controlling interests	$64.1	$30.9
Basic net income per share	$0.27	$0.13
Diluted net income per share	$0.26	$0.13
Basic weighted average shares outstanding	239.8	237.1
Diluted weighted average shares outstanding	246.1	243.4

AXALTA COATING SYSTEMS LTD.
Condensed Consolidated Balance Sheets (Unaudited)
(In millions, except per share data)
	March 31, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$439.1	$535.4
Restricted cash	2.9	2.7
Accounts and notes receivable, net	872.2	801.9
Inventories	559.1	529.7
Prepaid expenses and other	62.1	50.3
Total current assets	1,935.4	1,920.0
Property, plant and equipment, net	1,334.4	1,315.7
Goodwill	1,016.1	961.0
Identifiable intangibles, net	1,151.5	1,130.3
Other assets	523.0	527.8
Total assets	$5,960.4	$5,854.8
Liabilities, Shareholders’ Equity
Current liabilities:
Accounts payable	$456.7	$474.2
Current portion of borrowings	29.0	27.9
Other accrued liabilities	365.8	417.6
Total current liabilities	851.5	919.7
Long-term borrowings	3,278.3	3,236.0
Accrued pensions	252.0	249.1
Deferred income taxes	161.9	160.2
Other liabilities	32.9	32.2
Total liabilities	4,576.6	4,597.2
Commitments and contingencies
Shareholders’ equity
Common shares, $1.00 par, 1,000.0 shares authorized, 241.9 and 240.5 shares issued and outstanding at March 31, 2017 and December 31, 2016, respectively	240.4	239.3
Capital in excess of par	1,312.4	1,294.3
Retained earnings (Accumulated deficit)	17.0	(47.1)
Accumulated other comprehensive loss	(309.8)	(350.4)
Total Axalta shareholders’ equity	1,260.0	1,136.1
Noncontrolling interests	123.8	121.5
Total shareholders’ equity	1,383.8	1,257.6
Total liabilities and shareholders’ equity	$5,960.4	$5,854.8

AXALTA COATING SYSTEMS LTD.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)
	Three Months Ended March 31,
	2017	2016
Operating activities:
Net income	$65.9	$31.8
Adjustment to reconcile net income to cash used for operating activities:
Depreciation and amortization	82.4	76.0
Amortization of financing costs and original issue discount	2.1	5.1
Deferred income taxes	—	(3.3)
Realized and unrealized foreign exchange (gains) losses, net	(3.7)	7.5
Stock-based compensation	10.4	10.2
Other non-cash, net	(0.3)	(2.9)
Changes in operating assets and liabilities:
Trade accounts and notes receivable	(62.5)	(26.5)
Inventories	(11.2)	(7.5)
Prepaid expenses and other	(27.5)	(13.8)
Accounts payable	(0.8)	(16.6)
Other accrued liabilities	(56.6)	(69.9)
Other liabilities	(4.7)	(3.4)
Cash used for operating activities	(6.5)	(13.3)
Investing activities:
Business acquisitions	(56.9)	—
Purchase of property, plant and equipment	(32.3)	(40.3)
Other investing activities	(0.2)	(2.9)
Cash used for investing activities	(89.4)	(43.2)
Financing activities:
Payments on short-term borrowings	(2.3)	(0.3)
Payments on long-term borrowings	(5.0)	(6.9)
Financing-related costs	(2.3)	—
Dividends paid to noncontrolling interests	(0.4)	(1.5)
Proceeds from option exercises	8.8	2.0
Acquisition-related contingent consideration	(1.6)	—
Other financing activities	—	(0.3)
Cash used for financing activities	(2.8)	(7.0)
Decrease in cash	(98.7)	(63.5)
Effect of exchange rate changes on cash	2.6	(1.9)
Cash at beginning of period	538.1	487.7
Cash at end of period	$442.0	$422.3

Cash at end of period reconciliation:
Cash and cash equivalents	$439.1	$419.5
Restricted cash	$2.9	$2.8
Cash at end of period	$442.0	$422.3

The following table reconciles net income to EBITDA and Adjusted EBITDA for the periods presented (in millions):

	Three Months Ended March 31,
	2017	2016
Net income	$65.9	$31.8
Interest expense, net	35.8	$50.1
Provision for income taxes	9.9	13.4
Depreciation and amortization	82.4	76.0
EBITDA	194.0	171.3
Foreign exchange remeasurement (gains) losses (a)	(1.2)	7.5
Long-term employee benefit plan adjustments (b)	0.4	0.6
Termination benefits and other employee related costs (c)	0.8	1.9
Consulting and advisory fees (d)	(0.1)	3.0
Transactional costs (gains) (e)	(1.0)	—
Stock-based compensation (f)	10.4	10.2
Other adjustments (g)	0.2	1.8
Dividends in respect of noncontrolling interest (h)	(0.4)	(1.5)
Adjusted EBITDA	$203.1	$194.8

(a)
Eliminates foreign exchange (gains) losses resulting from the remeasurement of assets and liabilities denominated in foreign currencies, net of the impacts of our foreign currency instruments used to hedge our balance sheet exposures.

(b)	Eliminates the non-cash non-service cost components of long-term employee benefit costs.

(c)
Represents expenses primarily related to employee termination benefits including our initiative to improve the overall cost structure within the European region as well as costs associated with our Axalta Way initiatives, which are not considered indicative of our ongoing operating performance.

(d)
Represents fees paid to consultants, and associated true-ups to estimates, for professional services primarily related to our Axalta Way initiatives, which are not considered indicative of our ongoing operating performance.

(e)	Represents acquisition-related expenses, including changes in the fair value of contingent consideration, which are not considered indicative of our ongoing operating performance.

(f)	Represents non-cash costs associated with stock-based compensation.

(g)
Represents certain non-operational or non-cash (gains) and losses unrelated to our core business and which we do not consider indicative of ongoing operations, including indemnity losses (gains) associated with the Acquisition, losses (gains) on sale and disposal of property, plant and equipment, losses (gains) on the remaining foreign currency derivative instruments and non-cash fair value inventory adjustments associated with our business combinations.

(h)
Represents the payment of dividends to our joint venture partners by our consolidated entities that are not wholly owned, which are reflected to show the cash operating performance of these entities on Axalta's financial statements.

The following table reconciles net income to adjusted net income for the periods presented (in millions):

	Three Months Ended March 31,
	2017	2016
Net income	$65.9	$31.8
Less: Net income attributable to noncontrolling interests	1.8	0.9
Net income attributable to controlling interests	64.1	30.9
Foreign exchange remeasurement (gains) losses (a)	(1.2)	7.5
Termination benefits and other employee related costs (b)	0.8	1.9
Consulting and advisory fees (c)	(0.1)	3.0
Transactional costs (gains) (d)	(1.0)	—
Accelerated depreciation associated with facility closures (e)	2.2	—
Total adjustments	0.7	12.4
Income tax impacts (f)	1.7	0.3
Adjusted net income	$63.1	$43.0
Diluted adjusted net income per share	$0.26	$0.18
Diluted weighted average shares outstanding	246.1	243.4

(a)
Eliminates foreign exchange (gains) losses resulting from the remeasurement of assets and liabilities denominated in foreign currencies, net of the impacts of our foreign currency instruments used to hedge our balance sheet exposures.

(b)
Represents expenses primarily related to employee termination benefits including our initiative to improve the overall cost structure within the European region as well as costs associated with our Axalta Way initiatives, which are not considered indicative of our ongoing operating performance.

(c)
Represents fees paid to consultants, and associated true-ups to estimates, for professional services primarily related to our Axalta Way initiatives, which are not considered indicative of our ongoing operating performance.

(d)	Represents acquisition-related expenses, including changes in the fair value of contingent consideration, which are not considered indicative of our ongoing operating performance.

(e)	Represents accelerated depreciation associated with previously announced closure of two manufacturing facilities, which are not considered indicative of our ongoing operating performance.

(f)
The income tax impacts are determined using the applicable rates in the taxing jurisdictions in which expense or income occurred and includes both current and deferred income tax expense (benefit) based on the nature of the non-GAAP performance measure. Additionally, our income tax expense also includes the impact of the removal of discrete income tax impacts within our effective tax rate which were expenses of $0.0 million and $2.5 million for the three months ended March 31, 2017 and 2016, respectively.